UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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MATERION CORPORATION

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April 21, 2014
Dear fellow shareholders:
We have previously sent to you proxy materials for the Materion Corporation Annual Meeting of Shareholders. I again write to you to solicit your support in approving the proposals up for vote at this annual meeting.
As a reminder, the annual meeting will be held on May 7, 2014 to vote on the following proposals:
(1) To elect four directors, each to serve for a term of three years and until a successor is elected and qualified;
(2) To approve the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014);
(3) To approve the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014);
(4) To ratify Ernst & Young LLP as the independent registered public accounting firm for Materion Corporation for the year 2014;
(5) To approve, by non-binding vote, named executive officer compensation;
(6) To approve an amendment to Materion’s Amended and Restated Code of Regulations to opt out of the Ohio Control Share Acquisition Act;
(7) To approve amendments to Materion’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to declassify the Board of Directors (implementation of this Proposal 7 is conditioned upon the approval of Proposal 8); and
(8) To approve amendments to Materion’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to eliminate cumulative voting in the election of directors (implementation of this Proposal 8 is conditioned upon the approval of Proposal 7).
Our Board of Directors recommends that you vote FOR all of the nominees for director in Proposal 1 and FOR Proposals 2 through 8.
With respect to Proposal 1, the four nominees receiving the greatest number of votes for their election will be elected as directors of Materion Corporation, subject to the Company's Majority Voting Policy. The approval of each of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the votes cast on such proposals at the 2014 annual meeting. The approval of each of Proposals 6, 7 and 8 requires the affirmative vote of a majority of the outstanding shares of common stock of Materion Corporation as of March 10, 2014, the record date.
Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the proxy card provided to you in the proxy materials.
Sincerely,

Richard J. Hipple
Chairman, President and Chief Executive Officer

MATERION

MATERION CORPORATION

Shareholders of Materion Corporation (the "Company") should read the Company's definitive proxy statement for its 2014 annual meeting of shareholders because it contains important information. Shareholders may obtain the Company's 2014 definitive proxy statement and the 2013 Annual Report free of charge at www.materion.com. This document may be deemed "soliciting material" within the meaning of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

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